UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2023

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 South Drive, Suite 201, Hopewell Junction, NY	12533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (845) 838-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	EMAN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of May 17, 2023 (the “Merger Agreement”), by and among eMagin Corporation, a Delaware corporation (“eMagin” or the “Company”), Samsung Display Co., Ltd., a Korean corporation (“Parent” or “Samsung Display”), Emerald Intermediate, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Silk USA”), and Emerald Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Silk USA (“Merger Sub”).

On October 18, 2023 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Silk USA.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

At 8:00 a.m., New York City time on the Closing Date (the “Effective Time”), (i) each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares (“Dissenting Shares”)) was converted into the right to receive $2.08 in cash, without interest (the “Per Share Merger Price”) and (ii) holders of preferred stock, par value $0.001 per share, of the Company designated as “Series B Convertible Preferred Stock” (the “Company Series B Convertible Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares), was converted into the right to receive cash, without interest, in an amount equal to (x) the total number of shares of Company Common Stock issuable upon conversion of the Company Series B Convertible Preferred Stock that are owned immediately prior to the Effective Time, multiplied by (y) the Per Share Merger Price, in each case other than such shares held by Parent or the Company, which were canceled without payment thereon (such cash consideration, as applicable, the “Merger Consideration”). In addition, upon the terms and subject to the conditions set forth in the Merger Agreement, awards outstanding under the Company’s 2008 Incentive Stock Plan, 2011 Incentive Stock Plan, 2013 Incentive Stock Plan, 2017 Stock Option and Incentive Plan, 2019 Employee and Consultant Stock Option and Incentive Plan and 2019 Non-Employee Director Stock Option and Incentive Plan, each as amended (collectively, “Company Stock Plans”), as of the Effective Time were treated as follows:

(i)	each unexercised stock option granted by the Company pursuant to the Company Stock Plans or otherwise (the “Company Stock Option”) that was outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, was, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive solely the following:

a)	with respect to each Company Stock Option that has a per share exercise price that was less than the Per Share Merger Price (each, an “In-the-Money Option”), an amount in cash equal to the product of (I) the excess, if any, of the Per Share Merger Price over the applicable exercise price per share of Company Common Stock subject to such cancelled In-the-Money Option multiplied by (II) the aggregate number of shares of Company Common Stock subject to such In-the-Money Option immediately prior to the Effective Time;

b)	with respect to each Company Stock Option that has a per share exercise price that was equal to or greater than the Per Share Merger Price (the “Out-of-the-Money Option”), such Out-of-the-Money Option was cancelled without any consideration payable therefor; and

(ii)	with respect to each then-outstanding restricted stock unit award (including any that vest in whole or in part based on performance conditions) (the “Company RSUs”) granted under any Company Stock Plan became fully earned and vested with respect to the maximum number of shares underlying each such Company RSU as set forth in the terms of the agreement granting such Company RSU and each grantee of each Company RSU that vested in accordance with the Merger Agreement was entitled to receive cash in an amount equal to (x) the total number of shares of Company Common Stock issuable in settlement of such Company RSU immediately prior to the Effective Time, multiplied by (y) the Per Share Merger Price.

All amounts payable pursuant to the above were subject to appropriate withholding for taxes. As of the Effective Time, the Company Stock Plans were terminated and all rights under any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the shares of the Company or any subsidiary of the Company were cancelled.

As of the Effective Time, the warrants to purchase shares of the Company’s Common Stock (“Warrants”) outstanding immediately prior to the Effective Time were cancelled in their entirety pursuant to that certain Warrant Termination Agreement, dated as of September 21, 2023, by and between the Company and the holders of the Warrants.

The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 17, 2023, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company (i) notified The New York Stock Exchange American (“NYSE American”) of the consummation of the Merger and (ii) requested that NYSE American file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of the Company’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister Company Common Shares and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Company’s Common Stock on NYSE American was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of the Company’s Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Per Share Merger Price. Accordingly, at the Effective Time, the holders of such shares of the Company’s Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Silk USA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, (i) Jill J. Wittels, Eric Braddom, Paul Cronson, Ellen Richstone, Andrew G. Sculley and Brig. General Stephen Seay each ceased to be directors of the Company and (ii) Seo Young Son and Yi Joon Ahn, directors of Merger Sub, became directors of the Company.

Pursuant to the Merger Agreement, the Company established a transaction bonus program (the “Transaction Bonus Program”), which provided for transaction bonuses to be allocated by the Company Board to certain employees and officers of the Company and payable at the Effective Time, subject to the applicable employee’s continued employment through the Effective Time.

On October 17, 2023, the Company entered into a transaction bonus agreement (the “Transaction Bonus Agreement”) with certain eligible Company officers under the Transaction Bonus Program providing for transaction bonuses in the following amounts: $361,000 for Mr. Sculley, $250,000 for Mr. Koch and $305,000 for Dr. Ghosh.

The foregoing description of the Transaction Bonus Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Transaction Bonus Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

On October 17, 2023, the Company and Mr. Koch entered into an amendment (the “CIC Agreement Amendment”) to the Change of Control Agreement, dated as of November 8, 2017, by and between Mark Koch and the Company (the “CIC Agreement”), pursuant to which (i) the Company will pay Mr. Koch an amount equal to one-times Mr. Koch’s annual base salary in effect immediately prior to the Terminating Event (as defined in CIC Agreement) (or Mr. Koch’s annual base salary in effect immediately prior to the Change in Control (as defined in CIC Agreement), if higher), payable in one lump-sum payment, (ii) if Mr. Koch was participating in the Company’s group health plan immediately prior to the Date of Termination (as defined in CIC Agreement) and elects COBRA health continuation, then the Company will pay to Mr. Koch a monthly cash payment for twelve (12) months or for Mr. Koch’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Koch if Mr. Koch had remained employed by the Company.

The foregoing description of the CIC Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the CIC Agreement Amendment, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference and should be read in conjunction with the full text of the Form of CIC Agreement which is attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger and pursuant to the Merger Agreement, upon the Effective Time, eMagin’s certificate of incorporation and bylaws were amended and restated in their entirety. A copy of the Ninth Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws is filed as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On October 18, 2023, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among the Company, Samsung Display Co., Ltd., Emerald Intermediate, Inc. and Emerald Merger Sub, Inc., dated May 17, 2023. (incorporated by reference to Exhibit 2.1 to eMagin Corporation’s Current Report on Form 8-K, filed May 17, 2023).

3.1	Ninth Amended and Restated Certificate of Incorporation.

3.2	Second Amended and Restated Bylaws.

10.1	Form of Transaction Bonus Agreement

10.2	Amendment to Change of Control Agreement, by and between Mark Koch and the Company, dated as of October 17, 2023.

99.1	Press Release, dated October 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2023	EMAGIN CORPORATION

	By:	/s/ Mark A. Koch
	Name:	Mark A. Koch
	Title:	Chief Financial Officer